PRESS RELEASE
MARCH 31, 2011

Century Casinos, Inc. Announces Fourth Quarter 2010 Results

Colorado Springs, Colorado – March 31, 2011 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months and year ended December 31, 2010.

Fourth Quarter 2010 Highlights

•	Net operating revenue was $15.6 million, a 29% increase from fourth quarter of 2009.

•	Basic net earnings per share was $0.04, an increase from a basic net loss per share of $0.32 in the fourth quarter of 2009.

	For the Three Months			For the Year
Amounts in thousands, except share data	Ended December 31,			Ended December 31,
Consolidated Results:	2010	2009	% Change	2010	2009	% Change
Net operating revenue	$15,631	$12,131	29%	$60,692	$49,738	22%
Operating (loss) earnings from continuing operations	(367)	(9,027)	96%	1,067	(8,370)	113%
Earnings (loss) from continuing operations	830	(9,220)	109%	1,022	(12,903)	108%
Earnings from discontinued operations	-	1,582	(100%)	-	24,722	(100%)
Net earnings (loss)	830	(7,638)	111%	1,022	11,819	(91%)
Net earnings (loss) attributable to Century Casinos, Inc.	830	(7,638)	111%	1,022	10,883	(91%)

Adjusted EBITDA*	$1,367	$1,725	(21%)	$7,909	$7,941	0%

Basic earnings per share:
Earnings (Loss) from continuing operations	$0.04	$(0.39)	110%	$0.04	$(0.55)	107%
Earnings from discontinued operations	-	-	-	-	1.01	(100%)
Net earnings (loss)	$0.04	$(0.32)	113%	$0.04	$0.46	(91%)
Weighted-average common shares, basic	23,701,249	23,630,045		23,613,612	23,575,709
Diluted earnings per share:
Earnings (Loss) from continuing operations	$0.03	$(0.39)	108%	$0.04	$(0.55)	107%
Earnings from discontinued operations	-	-	-	-	1.01	(100%)
Net earnings (loss)	$0.03	$(0.32)	109%	$0.04	$0.46	(91%)
Weighted-average common shares, diluted	23,887,634	23,630,045		23,795,358	23,575,709

“With net operating revenue increasing at all of our operations, we are pleased with our overall performance for the fourth quarter, especially when considering the North American economic environment,” said Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos.

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Fourth Quarter 2010 Results

Net operating revenue increased by $3.5 million, or 29%, for the three months ended December 31, 2010 compared to the three months ended December 31, 2009. The increase in net operating revenue is mainly attributable to the acquisition of the Calgary property, additional revenue generated from two new cruise line agreements, an increase in revenue in Edmonton, Central City and Cripple Creek and additional revenue earned from our recently acquired management agreement in Aruba.

Operating loss from continuing operations decreased by $8.7 million, or 96% to $0.4 million for the three months ended December 31, 2010 compared to the three months ended December 31, 2009.  The improvement is due primarily to the write-down of our equity investment in Casinos Poland of $9.0 million in 2009. In addition, operating earnings in 2010 decreased by $0.3 million at the Century Casino & Hotel in Edmonton. This decrease was offset by a $1.2 million gain recognized as a bargain purchase on the acquisition of Century Casinos Calgary and a $0.1 million increase at the Company’s Century Casino & Hotel in Central City as a result of the increase in revenue during the three months ended December 31, 2010. Operating earnings in 2010 remained flat at less than $0.1 million at the Company's Century Casino & Hotel in Cripple Creek for the three months ended December 31, 2010. Adjusted EBITDA declined $0.4 million or 21%, to $1.4 million in the three months ended December 31, 2010 compared to the three months ended December 31, 2009.

Basic net earnings per share (“EPS”) for the three months ended December 31, 2010 was $0.04, an increase from a net loss per share of $0.32 for the three months ended December 31, 2009. EPS from continuing operations for the three months ended December 31, 2010 was $0.04 compared to a loss per share from continuing operations for the three months ended December 31, 2009 of $0.39.

Year Ended 2010 Results

Net operating revenue increased by $11.0 million, or 22%, for the year ended December 31, 2010 compared to the year ended December 31, 2009.  The increase in net operating revenue is mainly attributable to the acquisition of the Calgary property, additional revenue generated from the two new cruise line agreements and an increase in revenue in Edmonton, slightly offset by a decrease in Cripple Creek.

Operating earnings from continuing operations increased by $9.4 million or 113%, for the year ended December 31, 2010 compared to the year ended December 31, 2009.  The increase is due to the write-down of our equity investment in Casinos Poland of $9.0 million in 2009 and overall increases in earnings from continuing operations in 2010. Adjusted EBITDA for the year ended December 31, 2010 remained flat at $7.9 million compared to the year ended December 31, 2009.

Basic EPS for the year ended December 31, 2010 was $0.04, compared to basic EPS of $0.46 for the year ended December 31, 2009. EPS from continuing operations for the year ended December 31, 2010 was $0.04 compared to a loss per share from continuing operations for the year ended December 31, 2009 of $0.55.

Property Results (Continuing Operations)
(in thousands)

	Net Operating Revenue		Adjusted EBITDA*
	For the Three Months		For the Three Months
	Ended December 31,		Ended December 31,
Amounts in thousands	2010	2009	2010	2009
Century Casino & Hotel, Edmonton	$5,696	$5,635	$1,775	$2,023
Century Casino, Calgary	2,286	-	(255)	-
Century Casino & Hotel, Central City	4,138	3,604	883	775
Century Casino & Hotel, Cripple Creek	2,458	2,385	249	286
Cruise Ships	1,001	507	61	102
Corporate	52	-	(1,346)	(1,461)
Consolidated	$15,631	$12,131	$1,367	$1,725

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Balance Sheet and Liquidity

As of December 31, 2010, the Company had $21.5 million in cash and cash equivalents, and $9.3 million in long-term debt obligations on its balance sheet compared to $37.0 million in cash and cash equivalents, and $14.7 million in long-term debt obligations at December 31, 2009.

Conference Call Information

The Company has posted the Form 10-K filed with the SEC for the year ended December 31, 2010 on its website at www.cnty.com/corporate/investor/sec-filings/.

Century Casinos will host its fourth quarter 2010 earnings conference call on March 31, 2011 at 10:00 am MDT; 6:00 pm CET, respectively. U.S. domestic participants should dial 1-800-894-5910. For all other international participants please use +1-785-424-1052 to dial in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website at www.cnty.com/corporate/investor/financial-results/.

(continued)

*See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

	For the three months ended December 31,		For the year ended December 31,
Amounts in thousands, except for share and per share information	2010	2009	2010	2009
Operating revenue:
Gaming	$13,467	$11,082	$53,635	$46,496
Hotel, bowling, food and beverage	3,193	2,202	11,505	8,417
Other	792	519	2,914	1,914
Gross revenue	17,452	13,803	68,054	56,827
Less: Promotional allowances	(1,821)	(1,672)	(7,362)	(7,089)
Net operating revenue	15,631	12,131	60,692	49,738
Operating costs and expenses:
Gaming	6,573	4,814	24,150	19,068
Hotel, bowling, food and beverage	2,632	1,618	9,378	6,624
General and administrative	5,428	4,336	20,493	17,652
Impairments and other write-offs, net of recoveries	-	8,983	13	8,985
Depreciation	1,583	1,490	6,125	6,138
Total operating costs and expenses	16,216	21,241	60,159	58,467
Earnings from equity investment	218	83	534	359
Operating (loss) earnings from continuing operations	(367)	(9,027)	1,067	(8,370)
Non-operating income (expense):
Gain on bargain purchase	1,180	-	1,180	-
Interest income	11	7	50	50
Interest expense	(313)	(340)	(1,174)	(3,773)
Gains (losses) on foreign currency transactions and other	143	446	169	15
Non-operating income (expense), net	1,021	113	225	(3,708)
Earnings (loss) from continuing operations before income taxes	654	(8,914)	1,292	(12,078)
Income tax provision	(176)	306	270	825
Earnings (loss) from continuing operations	830	(9,220)	1,022	(12,903)
Discontinued operations:
Earnings from discontinued operations	-	-	-	2,674
Gain on disposition of Century Casino Millennium	-	-	-	915
Gain on disposition of Century Casinos Africa	-	1,582	-	21,859
Income tax provision	-	-	-	726
Earnings from discontinued operations	-	1,582	-	24,722
Net earnings (loss)	830	(7,638)	1,022	11,819
Less:
Net (loss) attributable to the noncontrolling
interests (continuing operations)	-	-	-	(42)
Net earnings attributable to the noncontrolling
interests (discontinued operations)	-	-	-	978
Net earnings (loss) attributable to Century Casinos, Inc. and subsidiaries	$830	$(7,638)	$1,022	$10,883

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

	For the three months ended December 31,		For the year ended December 31,
	2010	2009	2010	2009
Basic and diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.04	$(0.39)	$0.04	$(0.55)
Earnings from discontinued operations	-	0.07	-	1.01
Net earnings (loss)	$0.04	$(0.32)	$0.04	$0.46

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.03	$(0.39)	$0.04	$(0.55)
Earnings from discontinued operations	-	0.07	-	1.01
Net earnings (loss)	$0.03	$(0.32)	$0.04	$0.46

Earnings (loss) from continuing operations	$830	$(9,220)	$1,022	$(12,861)
Earnings from discontinued operations	-	1,582	-	23,744
Net earnings (loss) attributable to Century Casinos, Inc. and subsidiaries common shareholders	$830	$(7,638)	$1,022	$10,883

Weighted Average Shares Outstanding:
Weighted average shares basic	23,701,249	23,630,045	23,613,612	23,575,709
Weighted average shares diluted	23,887,634	23,630,045	23,795,358	23,575,709

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2010	2009
Assets
Current Assets	$23,467	$39,627
Property and equipment, net	103,956	88,241
Other Assets	9,303	7,442
Total Assets	$136,726	$135,310

Liabilities and Shareholders’ Equity
Current Liabilities	$14,057	$10,984
Non-Current Liabilities	11,171	16,037
Shareholders’ Equity	111,498	108,289
Total Liabilities and Shareholders’ Equity	$136,726	$135,310

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Adjusted EBITDA Margins ** by Property (Unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Century Casino & Hotel, Edmonton	31%	36%	32%	35%
Century Casino, Calgary	(11%)	-	(2%)	-
Century Casino & Hotel, Central City	21%	22%	23%	24%
Century Casino & Hotel, Cripple Creek	10%	12%	15%	18%
Cruise Ships	6%	20%	14%	18%
Consolidated Adjusted EBITDA Margin	9%	14%	13%	16%

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) from Continuing Operations by Property (Unaudited)
For the Three Months Ended December 31, 2010

Amounts in thousands
	Three Months Ended December 31, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	$1,067	$871	$106	$(19)	$(42)	$(1,153)	$830
Interest income	(2)	-	-	-	-	(9)	(11)
Interest expense	309	-	-	-	-	4	313
Income taxes	28	(43)	52	(11)	(2)	(200)	(176)
Depreciation	360	87	675	278	105	78	1,583
Stock compensation	-	-	-	-	-	96	96
Foreign currency	13	10	-	-	-	(166)	(143)
Gain on bargain purchase	-	(1,180)	-	-	-	-	(1,180)
Disposition of fixed assets	-	-	50	1	-	4	55
Adjusted EBITDA*	$1,775	$(255)	$883	$249	$61	$(1,346)	$1,367

	Three Months Ended December 31, 2009
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	$958	-	$58	$(21)	$11	$(10,226)	$(9,220)
Interest income	(6)	-	-	-	-	(1)	(7)
Interest expense	298	-	21	1	-	20	340
Income taxes	411	-	25	(14)	-	(116)	306
Depreciation	345	-	671	315	91	68	1,490
Stock compensation	-	-	-	-	-	238	238
Foreign currency	17	-	-	-	-	(423)	(406)
Impairments and other write-offs	-	-	-	5	-	8,978	8,983
Disposition of fixed assets	-	-	-	-	-	1	1
Adjusted EBITDA*	$2,023	-	$775	$286	$102	$(1,461)	$1,725

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Earnings (Loss) from Continuing Operations by Property (Unaudited)
For the Year Ended December 31, 2010

Amounts in thousands
	Year Ended December 31, 2010
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	$4,148	$266	$821	$257	$53	$(4,523)	$1,022
Interest income	(22)	(1)	-	-	-	(27)	(50)
Interest expense	1,166	-	-	-	-	8	1,174
Income taxes	133	441	454	158	2	(918)	270
Depreciation	1,406	272	2,698	1,150	357	242	6,125
Stock compensation	-	-	-	-	-	482	482
Foreign currency	31	9	-	-	-	(110)	(70)
Gain on bargain purchase	-	(1,180)	-	-	-	-	(1,180)
Impairments and other write-offs	10	-	-	4	-	(1)	13
Disposition of fixed assets	9	-	51	2	-	61	123
Adjusted EBITDA*	$6,881	$(193)	$4,024	$1,571	$412	$(4,786)	$7,909

	Year Ended December 31, 2009
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships	Corporate	Total

Earnings (loss) from continuing operations	$3,311	-	$(734)	$241	$56	$(15,777)	$(12,903)
Interest income	(10)	-	(1)	-	-	(39)	(50)
Interest expense	1,121	-	2,329	144	-	179	3,773
Income taxes	1,327	-	(498)	147	1	(152)	825
Depreciation	1,304	-	2,894	1,361	311	268	6,138
Stock compensation	-	-	-	-	-	1,101	1,101
Foreign currency	75	-	-	-	-	(20)	55
Impairments and other write-offs	-	-	-	5	-	8,980	8,985
Disposition of fixed assets	-	-	3	-	-	14	17
Adjusted EBITDA*	$7,128	$ -	$3,993	$1,898	$368	$(5,446)	$7,941

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

*  The Company defines Adjusted EBITDA as earnings (loss) from continuing operations before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. These adjustments have no effect on the consolidated results. Adjusted EBITDA is not considered a measure of performance recognized under accounting principles generally accepted in the United States of America. Management believes that Adjusted EBITDA is a valuable measure of the relative performance among its operating segments. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the reconciliation of Adjusted EBITDA to earnings (loss) from continuing operations above. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:
Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard eleven luxury cruise vessels (Regatta, Insignia, Nautica, Marina, Mein Schiff 1, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator) and signed contracts for casinos on two additional ships (Oceania Cruises’ Riviera and TUI Cruises’ Mein Schiff 2) that are expected to start operations in the coming months. Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of seven full casinos in Poland. The Company also manages the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements“ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, expected competition, the impact of new gaming laws, plans for our casinos and the impact of the economic downturn. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the sections entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K filed on March 31, 2011. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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